UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  March 17, 2014 (March 11, 2014)

HYPERDYNAMICS CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or other jurisdiction of incorporation or organization)

001-32490 (Commission File Number)	87-0400335 (IRS Employer Identification No.)

12012 Wickchester Lane, Suite 475

Houston, Texas 77079

(Address of principal executive offices,

including zip code)

voice: (713) 353-9400

fax: (713) 353-9421

(Registrant’s telephone number,
including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                                           Other Events

On March 12, 2014, Hyperdynamics Corporation (“Hyperdynamics”) issued a press release announcing that Tullow Guinea Limited (“Tullow”) asserted on March 11, 2014 to the Government of Guinea and members of the Consortium its claim that there has been a Force Majeure event under the Production Sharing Contract (“PSC”) and the Joint Operating Agreement (“JOA”).  The members of the Consortium and their participating interests in the Concession from the Government of Guinea granting exploration rights offshore Guinea are Tullow - 40%, Hyperdynamics’ subsidiary, SCS Corporation - 37% and Dana Petroleum (E&P) Limited - 23%.

Tullow states in its notice that the decisions by the U.S. Department of Justice (“DOJ”) and the U.S. Securities and Exchange Commission (“SEC”) to open investigations into the activities of Hyperdynamics in obtaining and retaining the Concession rights (publicly disclosed by Hyperdynamics on September 30, 2013 (DOJ) and February 7, 2014 (SEC)) constitute a Force Majeure event under the terms of the PSC and JOA.  Tullow states in its notice that the asserted Force Majeure event prevents Tullow from performing its contractual obligations under the PSC.

Hyperdynamics is unable to predict the outcome or timing of the results of Tullow’s assertion of the Force Majeure.

A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

The information contained herein, including Exhibit 99.1, shall not be deemed filed for the purposes of the Securities Exchange Act of 1934, as amended, nor shall such information and the Exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01              Financial  Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description

99.1	Press Release dated March 12, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HYPERDYNAMICS CORPORATION

Date: March 17, 2014	By:	/s/ Ray Leonard
	Name:	Ray Leonard
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated March 12, 2014